DSCB 204 (Rev. 81)
                            ARTICLES OF INCORPORATION

                          COMMONWEALTH OF PENNSYLVANIA
                    DEPARTMENT OF STATE -- CORPORATION BUREAU
                 306 NORTH OFFICE BUILDING, HARRISBURG, PA 17120
--------------------------------------------------------------------------------
PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
[x] DOMESTIC BUSINESS CORPORATION

[ ] DOMESTIC BUSINESS CORPORATION                          FEE
    ???? CORPORATION - COMPLETE BACK                     $75.00

[ ] DOMESTIC PROFESSIONAL CORPORATION
    ENTER BOARD LICENSE NO.
--------------------------------------------------------------------------------
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT
    UNDER 15 P.S. 2908 B)
        Quantum Epitaxial Designs, Inc.
--------------------------------------------------------------------------------
011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT
    ACCEPTABLE)
        115 Research Drive
--------------------------------------------------------------------------------
012 CITY                 033 COUNTY            013 STATE     064 ZIP CODE
    Bethlehem            Northampton              PA            18015
--------------------------------------------------------------------------------
050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

    To engage in and to do any lawful act concerning any and all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
--------------------------------------------------------------------------------
The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:

040 Number and Class of Shares        041 Stated Par Value Per     042 Total Authorized Capital    031 Term of Existence
                                      Share If Any
    100,000 shares of common stock           $.01                          $1,000.00                      Perpetual
-------------------------------------------------------------------------------------------------------------------------

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by Each Incorporator

                         061.062
060 Name                 063.064 Address       (Street, City, State, Zip Code)           Number & Class of Shares
-------------------------------------------------------------------------------------------------------------------------
Amy Y. Coral             Pepper, Hamilton & Scheetz                                      one (1) share of common stock
                         1235 Westlakes Drive
                         Suite 400
                         Berwyn, PA 19312
See Rider A attached
hereto for Para.065         (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
-------------------------------------------------------------------------------------------------------------------------

    IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 22ND DAY OF DECEMBER, 1988.

                                            /s/ Amy Y. Coral
 ------------------------------             --------------------------
                                                Amy Y. Coral

 ------------------------------             --------------------------

--------------------------------------------------------------------------------
                            - FOR OFFICE USE ONLY -
--------------------------------------------------------------------------------

030 FILED DEC. 23, 1988     002 CODE         003 REV BOX        SEQUENTIAL NO.     100 MICROFILM NUMBER
                                                                   10892                 88961598
                            -----------------------------------------------------------------------------
                            REVIEWED BY      004 SICC           AMOUNT             001 CORPORATION NUMBER
                             /s/
                            -------------                        $75                      1068720
                            DATE APPROVED
/s/ James J. Haggerty
   Secretary of the         ------------------------------------------------------------------------------
    Commonwealth            DATE REJECTED    CERTIFY TO          INPUT BY           LOG IN     LOG IN (REFILE)
 Department of State                         [ ] REV.             /s/
  Commonwealth of           -------------    [ ] L & I           -----------------------------------------
   Pennsylvania             MAILED BY DATE   [ ] OTHER           VERIFIED BY        LOG OUT    LOG OUT (REFILE)

M BURR KEIM COMPANY, PHILADELPHIA

                                                                   88961599


                                    RIDER A

065 Shareholders shall not be entitled to exercise cumulative voting rights in the election of directors.

                                            --------------------------------
APPLICANT'S ACC'T NO                         Filed this Aug 30 day of 1989
                                             Commonwealth of Pennsylvania
DSCB BCL-806 (Rev 8-72)     1068700-002      Department of State
                       --------------------
                       (Line for numbering)
                                             /s/ xxxxxxxxxxx
Filing Fee: $40                              -----------------------------
AB-2                                         Secretary of the Commonwealth
                                             -----------------------------
                                               (Box for Certification)

Articles of                COMMONWEALTH OF PENNSYLVANIA
Amendment--                    DEPARTMENT OF STATE
Domestic Business Corporation  CORPORATION BUREAU


     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364)(15 P. S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is:

   Quantum Epitaxial Designs, Inc.
-------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

   115 Research Drive
-------------------------------------------------------------------------------
   (NUMBER)                                           (STREET)

   Bethlehem                                  Pennsylvania     18015
-------------------------------------------------------------------------------
    (CITY)                                                  (ZIP CODE)

3. The statute by or under which it was incorporated is:

   Business Corporation Law, act of May 5, 1933 (P. L. 364)
-------------------------------------------------------------------------------

4. The date of its incorporation is        December 23, 1988
                                    -------------------------------------------

5. (Check, and if appropriate, complete one of the following):

       [ ] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

       Time: The_________________ day of________________, 19___.

       Place:__________________________________________________________________

       Kind and period of notice_______________________________________________

_______________________________________________________________________________

       [X] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

   (a) The total number of shares outstanding was:

               13,982.1
-------------------------------------------------------------------------------

   (b) The number of shares entitled to vote was:

               13,982.1
-------------------------------------------------------------------------------

DSCB BCL -- 806 (Rev 8-72)-2

7. In the action taken by the shareholders:

   (a) The number of shares voted in favor of the amendment was:

                 13,982.1
--------------------------------------------------------------------------------

   (b) The number of shares voted against the amendment was:

                   -0-
--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

   The information set forth under the heading "The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue" shall be deleted and the following shall be substituted in its place: The Corporation shall have the authority to issue 1,150,000 shares of capital stock, par value $.01 per share, with a total authorized capital of $11,500, of which 1,000,000 shares shall be Common Stock, par value $.01 per share and 150,000 shares shall be Class A Preferred Stock, par value $.01 per share having such voting rights, designations, preferences, qualifications, privileges, limitations, conversion and other rights as set forth in Exhibit A hereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this thirtieth day of August, 1989.

                                             Quantum Epitaxial Designs, Inc.
                                            -----------------------------------
                                                  (NAME OF CORPORATION)

Attest:

xxxxxxxxxxxxxxxxxxx                     By: xxxxxxxxxxxxxxxxxxxxxxxxxx
--------------------------------------     ------------------------------------
          (SIGNATURE)                                 (SIGNATURE)

Secretary                                   President
--------------------------------------     ------------------------------------
(TITLE SECRETARY ASSISTANT SECRETARY,      (TITLE PRESIDENT, VICE PRESIDENT,
 ETC.)                                      ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

    A.  Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of
        Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

    B.  Any necessary governmental approvals shall accompany this form.

    C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

    D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

    E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

    F. BCL Section 807 (15 P. S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proof of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                                                                       EXHIBIT A

                     Amendment to Articles of Incorporation

Class A Preferred Stock. The Corporation shall have the authority to issue 150,000 shares of Class A Preferred Stock, par value $.01 per share, which shall have the following designations, preferences, relative, participating, optional or other rights, qualifications, limitatations and restrictions:

         1. Dividends. (a) Commencing on the later of July 1, 1992 or the Original Issuance Date (as defined in Section 6 hereof), the holder of each share of Class A Preferred Stock shall be entitled to receive cumulative dividends at the rate of $.0558 per share per annum, payable quarterly on the last day of each calendar quarter (the "Payment Dates"). Such dividends shall be paid out of funds legally available for that purpose before any dividends shall be declared and paid upon or set aside for any shares of the Common Stock or any other series or class of preferred stock. Such dividends shall be payable in full in cash on the Payment Dates. The record date for determining holders of shares of Class A Preferred Stock entitled to such dividends shall be the fifteenth day preceding the Payment Date. Dividends on shares of Class A Preferred Stock shall be cumulative from the later of July 1, 1992 or the Original Issuance Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time Full Cumulative Dividends (as defined in Section 6 hereof) upon the Class A Preferred Stock shall not have been paid, or declared and a sum sufficient for payment set apart, the amount of the deficiency in such dividends shall be fully paid (but without interest) or dividends in such amount shall have been declared on the shares of Class A Preferred Stock and a sum sufficient for the payment thereof shall have been set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any class of stock, and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of any class of stock. All dividends declared upon the Class A Preferred Stock shall be declared pro rata per share. All payments due under this Section 1(a) to any holder of shares of Class A Preferred Stock shall be made to the nearest cent. If the assets of the Corporation available for required dividends to the holders of Class A Preferred Stock shall be insufficient to permit the payment of the full dividends set forth in this Article, then all of the funds of the Corporation available for the payment of dividends shall be distributed to the holders of Class A Preferred Stock pro rata so that each share receives the same percentage of its respective Full Cumulative Dividends.

         (b) In addition, the holder of each share of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash, stock or otherwise; provided, however, that the per share amount of any dividend for the Class A Preferred Stock pursuant to this subsection (b) in any fiscal year of the Corporation shall be at least equal to the per share amount, if any, of any dividend declared for the Common Stock or any other class of preferred stock during such fiscal year. In connection therewith, each share of Class A Preferred Stock shall be deemed to be converted into shares of Common Stock as provided in Section 5 hereof. All dividends declared upon the Class A Preferred Stock shall be declared pro rata per share.

         2. Rights Upon Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders, shall be distributed in the following order of priority:

             (i) The holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to the Original Issuance Price (as defined in Section 6 hereof) plus an amount equal to the Original Issuance Price multiplied by 10% per annum from the Inception Date (as defined in Section 6 hereof) per share for each share of Class A Preferred Stock then outstanding, and, in addition, an amount equal to any dividends declared but unpaid on the Class A Preferred Stock and Accrued Dividends (as defined in Section 6). If the assets and funds of the Corporation available for distribution to the holders of Class A Preferred Stock shall be insufficient to permit the payment of the full preferential amounts set forth in this Article, then all of the assets of the Corporation available for distribution shall be distributed to the holders of Class A Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation value.

             (ii) After distribution of the amount set forth in Section 2(a)(i) hereof, the remaining assets of the Corporation available for distribution, if any, to the shareholders of the Corporation shall be distributed to the holders of shares of Common Stock, to the exclusion of the holders of Class A Preferred Stock, pro rata.

         (b) A consolidation or merger of the Corporation with or into any other corporation or corporations in a transaction in which the shareholders of the Corporation receive cash, securities or other consideration in exchange for the shares of capital stock of the Corporation then held by them, or the sale of all or substantially all of the assets or capital stock of the Corporation, shall, at the option of the holders representing a majority of the Class A Preferred Stock, be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of Section 2(a) above.

         3. Redemption. (a) Subject to Section 3(d) below and the applicable provisions of the Pennsylvania Business Corporation law, as amended (provided the Corporation takes all feasible action to comply with such law including without limitation recapitalizing its capital stock and authorizing the use of all legally available funds), (i) on January 1, 1994, and thereafter, so long as any shares of Class A Preferred Stock shall be outstanding, but only until an Event of Conversion (as defined in Section 6 hereof) and (ii) during the period of an Event of Default (as defined in Section 8(a)), the Corporation shall (unless otherwise prevented by law) redeem, at the option and upon the written notice of holders of Class A Preferred Stock representing at least 50% of the Class A Preferred Stock then outstanding, which notice shall state such holder's intention to exercise the redemption option set forth herein, the number of shares of Class A Preferred Stock sought to be redeemed and the date for redemption which for an Event of Default shall be the date of such notice and otherwise shall be a business day not less than 30 nor more than 45 days after the date of such notice (the "Redempion Date"), that number of shares of Class A Preferred Stock then owned by such holders of Class A Preferred Stock which are subject to the aforesaid written notice. Upon receipt of such notice, the Corporation shall give prompt written notice to all holders of Class A Preferred Stock and shall offer to redeem any shares of Class A Preferred Stock which such holders within 10 days of receipt of such notice elect, by written notice to the Corporation, to have redeemed. In addition, if 108,000 or more shares (as presently constituted) of Class A Preferred Stock have been redeemed or converted into Common Stock, the Corporation at its option may elect to redeem all remaining outstanding shares of Class A Preferred Stock in accordance with this Section 3, with not less than 30 nor more than 45 days prior written notice to the holders thereof, subject to the holders' rights to convert as provided in
Section 3(d).

         The amount per share of Class A Preferred Stock at which the shares of Class A Preferred Stock are to be redeemed pursuant to this Section 3(a) shall be an amount equal to the greatest of (i) the Original Issuance Price compounded at the rate of 18% per annum from the Inception Date until the applicable Redemption Date, (ii) the Corporation's book value (excess of total assets over total liabilities as determined in accordance with generally accepted accounting principles, consistently applied) as of the last day of the Corporation's most recent completed fiscal quarter, divided by the total number of outstanding shares of capital stock of the Corporation (assuming conversion of all outstanding Class A Preferred Stock into Common Stock at the then applicable Conversion Rate and adjusted for any subsequent stock splits, dividends or combinations), or (iii) the Corporation's average annual after tax net income (as determined in accordance with generally accepted accounting principles, consistently applied) over its two most recently completed fiscal years prior to the applicable Redemption Date, multiplied by 12 and then divided by the total number of outstanding shares of capital stock of the Corporation (assuming conversion of all outstanding Class A Preferred Stock into Common Stock at the then applicable Conversion Rate and adjusted for any subsequent stock splits, dividends or combinations) as of the last day of the Corporation's most recent completed fiscal year prior to the Redemption Date; and, in addition, an amount equal to Accrued Dividends and any dividends declared but unpaid, if any, on or with respect to such shares of Class A Preferred Stock up to and including the applicable Redemption Date. The total sum payable per share of Class A Preferred Stock on any Redemption Date is hereinafter referred to as the "Redemption Price", and any payment to be made is hereinafter referred to as the "Redemption Payment".

         (b) On and after any Redemption Date (unless default shall be made by the Corporation in the payment of the applicable Redemption Price as herein provided, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Class A Preferred Stock to be redeemed pursuant to notices received pursuant to Section 3(a), except the right to receive the applicable Redemption Price as herein provided, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

         (c) At least 45 but not more than 90 days prior to January 1, 1994, the Corporation shall send notice of the redemption option pursuant to this Section 3 by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Class A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. At any time on or after any Redemption Date, the holders of record of shares of Class A Preferred Stock to be redeemed on such Redemption Date in accordance with this
Section 3 shall be entitled to receive the applicable Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. Upon such delivery, the Redemption Price shall be paid in full. Upon request of any holder of Class A Preferred Stock, the Corporation will provide written notice to such holder of the amount of legally available funds for redemption. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Class A Preferred Stock the full amounts to which they shall then be entitled, the holders of shares of Class A Preferred Stock requesting redemption shall share ratably in any such redemption according to the respective amounts which would be payable in respect of such shares requested to be redeemed by the holders thereof if all amounts payable on or with respect to such shares were paid in full.

         (d) Anything contained in this Section 3 to the contrary notwithstanding, the holders of shares of Class A Preferred Stock to be redeemed pursuant to this Section 3 shall have the right, exercisable at any time up to the close of business on the relevant Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such right shall be exercisable with respect to those shares for which payment is not made until such default is cured), to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 5 hereof. If, and to the extent, any shares of Class A Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the relevant Redemption Date, the total number of shares of Class A Preferred Stock otherwise to be redeemed on such date shall be reduced by the number of shares of Class A Preferred Stock so converted.

         4. Voting. (a) In addition to the rights specified in Sections 4(b) and 4(c) below, any other rights provided in any agreement between the Corporation and holders of Class A Preferred Stock, or in the Corporation's By-laws or by law, each share of Class A Preferred Stock shall entitle the holder thereof to one vote, and such holders shall be entitled to receive notice of all meetings of shareholders and to vote acting separately as a class on all matters as to which holders of Common Stock shall be entitled to vote, except the election of directors.

         (b) In addition to the rights specified above, the holders of the Class A Preferred Stock then outstanding, acting separately as one class, shall have the right to elect the following number of directors to the Corporation's Board of Directors, and from time to time to remove, replace and re-elect such directors: (i) two directors at such time as neither NEPA Venture Fund, L.P.
(NEPA), nor James C.M. Hwang ("Hwang"), have the right to designate directors pursuant to Section 9.1 (c) of a Note and Warrant Purchase Agreement dated August 30, 1989 ("Purchase Agreement") among, inter alia, them and the Corporation, (ii) one director at such time as one but not both of NEPA and Hwang have the right to designate a director pursuant to Section 9.1 (c) of the Purchase Agreement, and (iii) no directors at such time as both NEPA and Hwang have the right to designate directors pursuant to Section 9.1 (c) of the Purchase Agreement. The Board of Directors shall consist of up to five directors, as determined from time to time by then existing Board of

Directors. The holders of the Class A Preferred Stock shall not participate in the election of any other directors during the period in which they elect directors pursuant to this subparagraph, except as expressly provided in Section 8.

         (c) In addition to the rights specified in this Section 4, the holders of the Class A Preferred Stock shall have the additional voting rights set forth in Section 8.

         5. Conversion. (a) The holder of any shares of Class A Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any of such shares of Class A Preferred Stock into shares of Common Stock at the initial rate of one share of Common Stock for each share of Class A Preferred Stock (the "Conversion Rate"), by surrender of the certificates representing the shares of Class A Preferred Stock so to be converted in the manner provided in Section 5(c) hereof. Notwithstanding the foregoing, during the period a Small Business Administration guaranteed loan dated August 30, 1989 in the principal amount of $600,000 from Meridian Bank to the Corporation is outstanding, a holder of Class A Preferred Stock shall not be entitled to convert shares of Class A Preferred Stock into Common Stock if after such conversion such holder would own 20% or more of the Common Stock of the Corporation (assuming conversion or exercise of all outstanding securities convertible into or exerciseable for Common Stock of the Corporation), except simultaneous with or subsequent to the liquidation, winding-up or dissolution (whether voluntarily or involuntarily) of the Corporation, the sale of all or substantially all of the Corporation's assets, the consolidation or merger of the Corporation, or the issuance of shares of the Corporation's capital stock in a public offering registered under the Securities Act of 1933, as amended. The Conversion Rate shall be subject to adjustment as set forth in Section 5(e) hereof. The holder of any shares of Class A Preferred Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of all Accrued Dividends and declared but unpaid dividends, if any, on or with respect to such shares of Class A Preferred Stock up to and including the Conversion Date (as hereinafter defined).

         (b) Upon the occurrence of an Event of Conversion (as defined in Section 6 hereof), all shares of Class A Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be deemed automatically converted into shares of Common Stock at the Conversion Rate as last adjusted and then in effect for the shares of Class A Preferred Stock being converted. The holder of any shares of Class A Preferred Stock converted into shares of Common Stock pursuant to this Section 5(b) shall be entitled to payment of all Accrued Dividends and all declared but unpaid dividends, if any, on or with respect to such shares of Class A Preferred Stock up to and including the Conversion Date.

         (c) The holder of any shares of Class A Preferred Stock may exercise the conversion right pursuant to Section 5(a) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Class A Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued, provided that if the holder designates a name other than the holder, the Corporation shall receive reasonable assurances that the issuance of Common Stock in such name shall not constitute a violation of applicable securities laws. Conversion shall be deemed to have been effected (i) with respect to conversion under Section 5(a) hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion under Section 5(b) hereof, on the date of occurrence of the Event of Conversion, and such date, in either case, is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock as provided in Section 5(d) hereof and a check or cash in payment of all declared but unpaid dividends (to the extent permissible under law), if any, with respect to the shares of Class A Preferred Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Class A Preferred Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class A Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class A Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Class A Preferred Stock surrendered by a holder thereof for conversion shall be computed on the basis of the aggregate number of shares of Class A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         (e) The Class A Preferred Conversion Rate shall be subject to adjustment from time to time as follows:

                  (i) If, at any time after the Inception Date (as defined in Section 6(d) hereof), the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Class A Preferred Conversion Rate shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Class A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  (ii) If, at any time after the Inception Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Class A Preferred Conversion Rate shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Class A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (iii) In case, at any time after the Inception Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of Class A Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be (unless, in the case of a consolidation, merger, sale or other disposition, payment shall have been made to the holders of all shares of Class A Preferred Stock of the full amount to which they shall have been entitled pursuant to Section 2 hereto) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 5 shall similarily apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  (iv) In the event that the Corporation shall, at any time or from time to time after the Inception Date, issue, sell, or grant any shares of the capital stock of the Corporation (including treasury shares), or issue, sell or grant any options, convertible debt or securities, warrants, options or rights to acquire capital stock of the Corporation (including treasury shares but excluding up to 16,589 shares of Common Stock issuable pursuant to an employee stock option plan and/or stock purchase plan as approved by the Corporation's Board of Directors, up to 20,000 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $.4649 per share as approved by the Corporation's Board of Directors, and up to 8,295 additional shares of Common Stock subsequently approved for issuance by the Corporation's Board), for a consideration per share (initially or upon exercise of a right) less than the Original Issuance Price divided by the Conversion Rate in effect immediately prior to the time of such issuance, sale or grant, then, forthwith upon such issuance, sale or grant, the Conversion Rate shall be increased to a number determined by multiplying the Conversion Rate in effect immediately prior to such issuance by the following fraction:

           Original Issuance Price/Conversion Rate Immediately Prior
           ---------------------------------------------------------
                          New Issuance Price Per Share

The Conversion Rate shall be further increased from time to time thereafter whenever any shares or rights are so issued, sold, granted or converted for a price per share lower than the amount of the Original Purchase Price divided by the then current Conversion Rate, as adjusted prior to that date. In the event that any shares shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, less any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, less any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

                  (v) All calculations under this paragraph (e) shall be made to the nearest one tenth (1/10) of a share.

                  (vi) For the purpose of any computation pursuant to Section 5(d) hereof, the Current Market Price at any date of one share of Common Stock shall be deemed to be the daily closing price on the day before the day in question. The closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such day the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sales price, or if such price is not reported, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (v) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation.

                  (vii) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a recorded date of an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Class A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment, provided further that if such event does not occur, the adjustment required by such event will be revoked, effective as of such record date, and will have no effect.

                  (f) Whenever the Class A Preferred Conversion Rate shall be adjusted as provided in Section 5(e), the Corporation shall forthwith file, at the office of the transfer agent for the Class A Preferred Stock or at such other place as may be designated by the Corporation, a statement, approved by its Board of Directors, showing in detail the facts requiring such adjustments and the Class A Preferred Conversion Rate that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of shares of Class A Preferred Stock at his address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(g).

                  (g) In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii), (iii), or (iv) of Section 5(e), the Corporation shall give notice to each holder of shares of Class A Preferred Stock, in the manner set forth in Section 5(f), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Class A Preferred Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable or purchaseable upon the occurrence of such action or deliverable upon conversion of shares of Class A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (h) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any such shares of Class A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Preferred Stock in respect of which such shares are being issued.

                  (i) The Corporation shall reserve at all times from and after the Original Issuance Date keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Class A Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Class A Preferred Stock.

                  (j) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

                  6. Definitions. (a) The term "Event of Conversion" shall mean the consummation of a public offering of shares of Common Stock of the Corporation pursuant to the Securities Act of 1933, as amended, (i) at a selling price per share of Common Stock (as constituted on the Inception Date) of not less than $3.50 and (ii) which results in aggregate gross proceeds of not less than $2,500,000.

                  (b) The term "Original Issuance Date" shall mean the date of original issuance of such share of Class A Preferred Stock.

                  (c) The term "Original Issuance Price" shall mean the price paid per share to the Corporation upon the issuance of each share of Class A Preferred Stock.

                  (d) The term "Inception Date" shall mean August 30, 1989.

                  (e) The term "Accrued Dividends" shall mean Full Cumulative Dividends to date of which Accrued Dividends are to be computed, less the amount of all dividends paid pursuant to Section 1(a) upon the relevant shares of stock.

                  (f) The term "Full Cumulative Dividends" shall mean (whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate for the Class A Preferred Stock as provided in Section 1(a) for the period of time elapsed from the later of July 1, 1992 or the Original Issuance Date, to the date as of which Full Cumulative Dividends are to be computed.

                  7. Purchase Rights. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of Class A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Class A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights; or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.

                  8. Default. (a) The following events shall constitute events of default ("Events of Default"):

                       (i) The failure of the Corporation to make any payments due under Section 3 hereof regarding redemption, which failure shall continue for a period of 10 days following notice thereof from any holder of Class A Preferred Stock;

                       (ii) The Corporation or any of its Material Subsidiaries (or any subsidiaries which on a consolidated basis, would constitute a Material Subsidiary) ("Material Subsidiary" shall mean any subsidiary that owns ten percent of the consolidated assets of the Corporation or is responsible for ten percent of the Corporation's consolidated revenues) shall (A) admit in writing its inability to pay its debts generally as they become due, (B) file a petition or answer or consent seeking relief under the federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy or insolvency law or other similar law,
(C) consent to the institution of proceedings under any law referenced in (B) above, or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Corporation or any subsidiary or of any substantial part of their property, (D) fail generally to pay its debts as such debts become due, or take corporate action in futherance of any such action, or (E) make an assignment for the benefit of its creditors;

                       (iii) The entry of a decree or order by a court for relief in respect of the Corporation or any of its Material Subsidiaries (or any subsidiaries which, on a consolidated basis, would constitute a Material Subsidiary) under the federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy or insolvency law or other similar law, appointing a receiver, liquidator, assignee, trustee (or similar official) of the Corporation or any Material Subsidiary (or any subsidiaries which, on a consolidated basis, would constitute a Material Subsidiary) or of any other substantial part of their property, or ordering the winding-up for liquidation of their affairs, and such decree or order shall not be vacated or set aside or stayed within a period of 60 days from the date of entry thereof;

                       (iv) At any time the existence of: (A) a cumulative loss from the Inception Date in excess of $150,000 as of a month end, (B) a pre-tax loss during any fiscal year in excess of the greater of $150,000 or for fiscal years commencing after December 31, 1990, 25% of the Corporation's net worth as of the beginning of such fiscal year; or (C) a cumulative pre-tax loss during the two most recent consecutive fiscal years in excess of 75% of the Corporation's net worth as of the beginning of such two year period, all such losses to be calculated in accordance with generally accepting accounting principles consistently applied and the Corporation's $100,000 of Convertible Notes and $175,000 of Non-Convetible Notes being deemed equity rather than debt for purposes of this calculation only;

                  (v) The default in the performance or observance by the Corporation of any material term of this Amendment or any material item contained in a Note and Warrant Purchase Agreement dated August 30, 1989 (the "Purchase Agreement") among, inter alia, the Corporation and NEPA Venture Fund, L.P. or contained in any security issued pursuant to such agreement, which default is not cured within 30 days following written notice thereof from holders representing a majority of the Class A Preferred Stock; or

                  (vi) The Company or any Material Subsidiary shall default beyond any period of grace provided with respect thereto in the payment of principal of or interest on any Senior Debt (as defined in the Purchase Agreement) or in the performance or observance of any other material obligation, term or condition under such Senior Debt or otherwise fail promptly to pay such Senior Debt when due and payable, unless such holder shall have waived such default or non-payment after its occurrence or unless such holder shall have failed to give any notice required to create a default thereunder.

         (b) If there shall occur an Event Default, (i) each holder of Class A Preferred Stock may elect to redeem his shares in accordance with the procedure provided in Section 3, and (ii) in each and every case the holders of not less than a majority in interest of the Class A Preferred Stock may, by vote at a meeting or by written notice to the Corporation, declare the Corporation to be in default hereunder, whereupon the holders of Class A Preferred Stock shall have the right, voting together as a class and separately from all other classes and series, to elect, a number of directors equal to the number of directors then authorized plus one, regardless of whether such positions are than occupied or vacant, such that the holders of Class A Preferred Stock shall elect a majority of the members of the Corporation's Board of Directors (hereinafter referred to as the "Voting Right"). The remaining directors shall be elected by the other classes or series of stock entitled to vote therefor excluding the holders of Class A Preferred Stock. If during the period that the Voting Right is operative, the office of any director elected pursuant to this Section becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by a person nominated by the remaining directors designated by the shareholders entitled to vote for such director.

         (c) If and when such Voting Right becomes operative, the maximum authorized number of members of the Board of Directors of the Corporation shall automatically be increased to the extent necessary to create any vacancy required by the provisions of this Section. Whenever such Voting Right shall become operative, such Voting Right shall be exercised initially either by a written consent or at a special meeting of the holders of the Class A Preferred Stock called as provided in Section (e) below or at any annual meeting held for the purpose of electing directors, and thereafter at such annual meetings. In electing directors to be elected by the holders of the Class A Preferred Stock, each holder shall have one vote for each share of Class A Preferred Stock. The Voting Right shall continue until such time as the Event of Default shall have been cured, except that, with regard to the Event of Default described in Section (a)(iv) above, such Voting Right shall continue until such month end after the occurrence of the Event of Default as the Corporation has positive pre-tax earnings on a cummulative basis after inception in an amount equal to $150,000. All such determinations shall be calculated in accordance with generally accepted accounting principles consistently applied.

         (d) At such time as all Events of Default have been cured, the Voting Right shall become inapplicable, and the maximum authorized number of members of the Board of Directors of the Corporatin shall automatically be reduced to the extent that such number was increased at the time when the terminated Voting Right became operative.

                  (e) At any time when the Voting Right shall have become operative and not have been exercised, a proper officer of the Corporation shall, upon the written request of the holder of record of at least 50% of the shares of Class A Preferred Stock then outstanding addressed to the Secretary of the Corporation, call a special meeting of the holders of the Class A Preferred Stock for the purpose of electing the additional directors to be elected. Such meeting may also be called by the holders of a majority of the Class A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the principal executive offices of the Corporation. Such additional directors may be elected by the written consent of the holders of Class A Preferred Stock in lieu of a meeting.

         (f) Upon any termination of the Voting Right, the term of office of any director then in office shall terminate immediately and the entire Board shall be re-elected.

Microfilm Number
                ---------------

                             Filed with the Department of State on June 11, 1996
                                                                   -------------
Entity Number 1068720
              ----------------
                                                            xxxxxxxxxx
                                                   -----------------------------
                                                   Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 91)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corportion is: Quantum Epitaxial Designs, Inc.
                                  ---------------------------------------------

-------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)  115 Research Drive         Bethlehem      PA      18015    Northampton
      --------------------------------------------------------------------------
      Number and Street              City        State     Zip       County

   (b) c/o:
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider              County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:

      Business Corporation Law, Act of May 5, 1933 (P.L. 364)
      --------------------------------------------------------------------------

4. The date of its incorporation is: December 23, 1988
                                    --------------------------------------------

5. (Check, and if appropriate complete, one of the following):

       The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

       The amendment shall be effective on:                  at
   ---                                        ---------------  ----------------
                                                   Date             Hour

6. (Check one of the following):

    x The amendment was adopted by the shareholders (or members) pursuant to --- 15 Pa.C.S. Section 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. Section 1914(c).

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as --- follows:





    x The amendment adopted by the corporation as set forth in full in Exhibit --- A attached hereto and made a part hereof.

DSCB:15-1915(Rev-91)-2

8. (Check if the amendment restates the Articles):

      The restated Articles of Incorporation supersede the original Articles and --- all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10th day of September, 1995.
----        ---------  ----


                                               Quantum Epitaxial Designs, Inc.
                                            ------------------------------------
                                                  (Name of Corporation)

                                            BY:        xxxxxxxxxxxxx
                                               ---------------------------------
                                                        (Signature)

                                            TITLE:       President
                                                  ------------------------------

                                                                     EXHIBIT A


1. The information set forth in the Corporation's Articles of Incorporation (the "Articles") under the heading "The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue" is amended and restated in its entirety to be and read as follows:

         "The Corporation shall have the authority to issue 10,150,000 shares of capital stock, with a total authorized capital of $11,500, of which 10,000,000 shares shall be Common Stock, par value $0.001 per share and 150,000 shares shall be Class A Preferred Stock, par value $0.01 per share having such voting rights, designations, preferences, qualifications, privileges, limitations, conversion and other rights as set forth in Exhibit A attached to the Articles of Amendment filed with the Department of State on August 30, 1989, as amended from time to time."

2. Section 5(e)(iv) as set forth in Exhibit A attached to the Articles of Amendment filed with the Department of State on August 30, 1989 is amended and restated in its entirety to be and read as follows:

         "In the event that the Corporation shall, at any time or from time to time after the Inception Date, issue, sell, or grant any shares of the capital stock of the Corporation (including treasury shares), or issue, sell or grant any options, convertible debt or securities, warrants, options or rights to acquire capital stock of the Corporation (including treasury shares but excluding up to 165,890 shares of Common Stock issuable pursuant to an employee stock option plan and/or stock purchase plan as approved by the Corporation's Board of Directors, up to 165,890 shares of Common Stock reserved for issuance to a key marketing executive and other newly hired key employees at a price of at least $0.04649 per share as approved by the Corporation's Board of Directors, and up to 82,950 additional shares of Common Stock subsequently approved for issuance by the Corporation's Board), for a consideration per share (initially or upon exercise of a right) less than the Original Issuance Price divided by the Conversion Rate in effect immediately prior to the time of such issuance, sale or grant, then, forthwith upon such issuance, sale or grant, the Conversion Rate shall be increased to a number determined by multiplying the Conversion Rate in effect immediately prior to such issuance by the following fraction:


         Original Issuance Price/Conversion Rate Immediately Prior
         ---------------------------------------------------------

                        New Issuance Price Per Share

         The Conversion Rate shall be further increased from time to time thereafter whenever any shares or rights are so issued, sold, granted or converted for a price per share lower than the amount of the Original Purchase Price divided by the then current Conversion Rate, as adjusted prior to that date. In the event that any shares shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, less any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, less any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith."

Microfilm Number
                ---------------

                             Filed with the Department of State on Feb. 21, 1996
                                                                   -------------
Entity Number 1068720
              ----------------
                                                          xxxxxxxxxxxxxxx
                                                   -----------------------------
                                                   Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 91)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corportion is: Quantum Epitaxial Designs, Inc.
                                 -----------------------------------------------

--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)  119 Technology Drive       Bethlehem      PA      18015    Northampton
      --------------------------------------------------------------------------
      Number and Street              City        State     Zip       County

   (b) c/o:
           ---------------------------------------------------------------------
           Name of Commercial Registered Office Provider                  County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under
   which it was incorporated
   is:  Business Corporation Law, Act of May 5, 1933 (P.L. 364)
      --------------------------------------------------------------------------

4. The date of its incorporation is: December 23, 1988
                                    --------------------------------------------

5. (Check, and if appropriate complete, one of the following):

    x The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

       The amendment shall be effective on:                  at
   ---                                        ---------------  ----------------
                                                   Date             Hour

6. (Check one of the following):

    x The amendment was adopted by the shareholders (or members) pursuant to --- 15 Pa.C.S. Section 1914(a) and (b).

       The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. Section 1914(c).

7. (Check, and if appropriate complete, one of the following):

       The amendment adopted by the corporation, set forth in full, is as --- follows:





    x The amendment adopted by the corporation as set forth in full in Exhibit --- A attached hereto and made a part hereof.

DCSB:15-1915 (Rev 91)-2


8. (Check if the amendment restates the Articles):

      The restated Articles of Incorporation supersede the original Articles and --- all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 19th day of February, 1997.
----        --------  ----


                                               Quantum Epitaxial Designs, Inc.
                                            ------------------------------------
                                                  (Name of Corporation)

                                            BY:      xxxxxxxxxxxxxxxxxx
                                               ---------------------------------
                                                        (Signature)

                                            TITLE:       President
                                                  ------------------------------




                                                                     EXHIBIT A

1. The information set forth in the Corporation's Articles under the heading "The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue" is amended and restated in its entirety to be and to read as follows:

      "The Corporation shall have the authority to issue 30,420,000 shares of capital stock, with a total authorized capital of $79,200, of which 25,000,000 shares shall be common stock, par value $0.001 per share, and 5,420,000 shall be preferred stock, par value $0.01 per share. The preferred stock shall be designated as set forth in Exhibit A attached to these Articles of Amendment and shall have such voting rights, designations, preferences, qualifications, privileges, limitations, conversion and other rights as set forth therein, as amended from time to time."

2. Exhibit A attached to the Articles of Amendment filed with the Department of State on August 30, 1989 is amended and restated in its entirety to be and to read as set forth on Exhibit A attached hereto.

                                                                     EXHIBIT A


                     Amendment to Articles of Incorporation
                     --------------------------------------


                        1. Authorization, Designation and Amount. The Corporation shall have the authority to issue 5,420,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 150,000 shares shall be designated Class A Preferred Stock (the "Class A Preferred Stock") and 270,000 shares shall be designated Class B Preferred Stock (the "Class B Preferred Stock"). Subject to the provisions of Section 6(c) and Section 6(d) hereof, as applicable, the Board of Directors shall have the full and complete power and authority, by resolution or resolutions, from time to time, to establish and to issue one or more additional series of Preferred Stock and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, redemption rights and other special rights of each such series of Preferred Stock including, without limitation, dividend rates and the manner of payment, preferential amounts payable upon voluntary or involuntary dissolution or liquidation of the Corporation, voting rights, conversion rights, redemption privileges, prices, and terms and conditions, all as shall be stated and expressed in such resolution or resolutions, and all to the fullest extent now or hereafter permitted by the law. Without limiting the generality of the foregoing, and except as otherwise expressly provided in Section 6(c) or Section 6(d), as applicable, the resolution or resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise expressly provided in Section 6(c) or
Section 6(d) hereof, as applicable, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation.

                        2. Terms. The designations, preferences, relative, participating, optional and other rights, qualifications, limitations and restrictions, if any, of the Class A Preferred Stock and the Class B Preferred Stock shall be as set forth herein. The Class A Preferred Stock and the Class B Preferred Stock are together referred to herein as the "Class Preferred Stock".

                        3. Ranking. The Corporation's Class A and Class B Preferred Stock shall rank, as to dividends and upon liquidation, equally with each other (as more fully described below) and senior and prior to the Corporation's common stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of a majority of shares of Class Preferred Stock calculated in the manner set forth in Section 6 hereof.

                        4. Dividends.
                           ----------

                           (a)  Dividends are payable on the Class Preferred
Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Class Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other share of Class Preferred Stock, so that all outstanding shares of Class Preferred Stock will participate equally with each other ratably (on the identical percentage basis of the applicable Original Issuance Price as defined in Section 8(c)) per share.

                            (b) Other than in the case of any Permitted
Distributions (as defined in Section 8(f)), if the Board of Directors declares dividends or other distributions (other than on liquidation) on the Common Stock of the Corporation, $0.001 par value per share (the "Common Stock") in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution at the same rate and in the same form on the Class Preferred Stock, so that all outstanding shares of Class Preferred Stock will participate ratably with the Common Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Class Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Class Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

                        5. Rights Upon Liquidation, Dissolution or Winding Up.
                           ---------------------------------------------------

                                (a) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders, shall be distributed in the following order of priority:

                                     (i)   The holders of Class Preferred Stock
shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to the Original Issuance Price per share for each share of Class Preferred Stock then outstanding, and, in addition, an amount equal to any dividends declared but unpaid on the Class Preferred Stock. If the assets and funds of the Corporation available for distribution to the holders of Class Preferred Stock shall be insufficient to permit the payment of the full preferential amounts set forth in this Article, then all of the assets of the Corporation available for distribution shall be distributed to the holders of Class Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation value.

                                     (ii)  After distribution of the amount set
forth in Section 5(a)(i) hereof, the remaining assets of the Corporation available for distribution, if any, to the shareholders of the Corporation shall be distributed to the holders of shares of Common Stock, pro rata, to the exclusion of the holders of Class Preferred Stock.

                                (b) A consolidation or merger of the Corporation
with or into any other corporation or corporations in a transaction in which the shareholders of the Corporation receive cash, securities or other consideration in exchange for the shares of capital stock of the Corporation then held by them, or the sale of all or substantially all of the assets or capital stock of the Corporation, at the option of the holders representing a voting majority of the Class Preferred Stock, determined in the manner set forth in Section 6, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of Section 5(a) above.

                                (c) In the event of and concurrently with an
Event of Sale, the holders of Class B Preferred Stock that acquired such Class B Preferred Stock prior to such Event of Sale by virtue of such holder's conversion of all or any portion of the AMP Convertible Note at the written request of the Corporation shall be entitled to receive (in substitution of any other amounts to which they are entitled under this Article 5) out of the assets legally available for distribution to the Corporation's shareholders and prior and in preference to any distribution to any other holders of Class Preferred Stock or Common Stock then outstanding, an amount per share (assuming for these purposes the conversion of such shares of Class B Preferred Stock into shares of Common Stock) equal to the Minimum Per Share Distribution. If the assets and funds of the Corporation available for distribution to the holders of Class B Preferred Stock shall be insufficient to permit the payment of the full preferential amounts set forth in this Section 5(c), then all of the assets of the Corporation available for distribution shall be distributed to the holders of the Class B Preferred Stock pro rata so that each share receives the same percentage to its liquidation value.

                        6. Voting.
                           ------

                                (a) In addition to any rights provided in any
agreement between the Corporation and holders of Class Preferred Stock, or in the Corporation's By-laws or by law, each share of Class Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) in to which each share of Class Preferred Stock is then convertible, rounded to the nearest one-tenth of a share, and such holders shall be entitled to receive notice of all meetings of shareholders and to vote together with the holders of Common Stock acting as one class, on all matters as to which holders of Common Stock shall be entitled to vote.

                                (b) In addition to the rights specified in
Section 6(a) hereof, for so long as at least 35,811 shares of Class A Preferred Stock and 67,476 shares of the Class B Preferred Stock (in each case, subject to adjustment for any subdivision or combination affecting any outstanding shares of the Class Preferred Stock) remain outstanding, the Corporation shall not, without the vote or written consent of the holders of the shares representing at least a majority of the voting power of the Class A Preferred Stock and of the Class B Preferred Stock then outstanding, acting together as a single class:

                                (i) redeem, purchase, pay any dividends or make
any distributions with respect to the Common Stock, except for (x) acquisitions of shares of Common Stock by the Corporation pursuant to agreements that permit the Corporation to repurchase such shares upon termination of services to the Corporation or pursuant to the exercise of any of the Corporation's rights of first refusal upon a proposed transfer of such shares or (y) Permitted Distributions; or

                                (ii) take any action that results in the payment
or declaration of a dividend on any shares of Common Stock or of Class Preferred Stock, except for actions relating to Permitted Distributions.

                      (c) In addition to the rights specified in Section 6(a) and Section 6(b) hereof, for so long as at least 35,811 shares of the Class A Preferred Stock (subject to adjustment for any subdivision or combination affecting any outstanding shares of Class A Preferred Stock) remain outstanding, the Corporation shall not, without the vote or written consent of the holders of shares representing at least a majority of the voting power of the Class A Preferred Stock, acting as a separate class:

                                (i) amend, alter or repeal any provision of the
Corporation's articles of incorporation or bylaws (including any filing of any statement of designation) that adversely affects the designations, preferences, relative, participating, optional or other rights, qualifications, limitations or restrictions of the Class A Preferred Stock; or

                                (ii) authorize or designate, whether by
reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Class A Preferred Stock in liquidation preference, voting or the payment of any dividend or distribution.

                      (d) In addition to the rights specified in Section 6(a) and Section 6(b) hereof, for so long as at least 67,476 shares of the Class B Preferred Stock (subject to adjustment for any subdivision or combination affecting any outstanding shares of Class B Preferred Stock) remain outstanding, the Corporation shall not, without the vote or written consent of the holders of shares representing at least a majority of the voting power of the Class B Preferred Stock, acting as a separate class:

                                (i) amend, alter or repeal any provision of the
Corporation's articles of incorporation or bylaws (including any filing of any statement of designation) that adversely affects the designations, preferences, relative, participating, optional or other rights, qualifications, limitations or restrictions of the Class B Preferred Stock; or

                                (ii) authorize or designate, whether by
reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Class B Preferred Stock in liquidation preference, voting or the payment of any dividend or distribution.

                           7. Conversion.
                              ----------

                      (a) The holder of any shares of Class Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert any of such shares of Class Preferred Stock into that number of shares of Common Stock for each share of Class Preferred Stock so converted equal to the applicable Original Issuance Price for such share of Class Preferred Stock divided by the applicable Class Preferred Conversion Price for that share (as hereinafter defined) as last adjusted and then in effect, rounded to the nearest one-tenth of a share, by surrender of the certificates representing the shares of Class Preferred Stock so to be converted in the manner provided in Section 7(c) hereof. The Class Preferred Conversion Price shall be subject to adjustment as set forth in Section 7(e) hereof. The holder of any shares of Class Preferred Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of all declared but unpaid dividends, if any, on or with respect to such shares of Class Preferred Stock up to and including the Conversion Date (as hereinafter defined).

                      (b) Upon the occurrence of an Event of Conversion (as defined in Section 8(a) hereof), all shares of Class Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be deemed automatically converted into shares of Common Stock in accordance with
Section 7(a) hereof. The holder of any shares of Class Preferred Stock converted into shares of Common Stock pursuant to this Section 7(b) shall be entitled to payment of all declared but unpaid dividends, if any, on or with respect to such shares of Class Preferred Stock up to and including the Conversion Date.

                      (c) The holder of any shares of Class Preferred Stock may exercise the conversion right pursuant to Section 7(a) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Class Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued, provided that if the holder designates a name other than the holder, the Corporation shall receive reasonable assurances that the issuance of Common Stock in such name shall not constitute a violation of applicable securities laws. Conversion shall be deemed to have been effected (i) with respect to conversion under Section 7(a) hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion under Section 7(b) hereof, on the date of occurrence of the Event of Conversion, and such date, in either case, is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock as provided in Section 7(d) hereof and a check or cash in payment of all declared but unpaid dividends (to the extent permissible under law), if any, with respect to the shares of Class Preferred Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the applicable Class Preferred Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class Preferred Stock representing the unconverted portion of the certificate so surrendered.

                      (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Class Preferred Stock surrendered by a holder thereof for conversion shall be computed on the basis of the aggregate number of shares of Class Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                      (e) The "Class Preferred Conversion Price" with respect to the Class Preferred Stock shall initially be equal to the applicable Original Issuance Price with respect to each such share of Class Preferred Stock, and shall be subject to adjustment from time to time as follows:

                                (i) If, at any time after the applicable
Inception Date (as defined in Section 8(d) hereof), the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Class Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Class Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                (ii) If, at any time after the applicable
Inception Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock then, following the record date for such combination, the Class Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Class Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                (iii) In case, at any time after the applicable
Inception Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of Class Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be (unless, in the case of a consolidation, merger, sale or other disposition, payment shall have been made to the holders of all shares of Class Preferred Stock of the full amount to which they shall have been entitled pursuant to Section 5 hereto) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 7 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                                (iv) In the event that the Corporation shall, at
any time or from time to time after the applicable Inception Date, issue, sell or grant any shares of Common Stock (which term, for purposes of this Section 7(e)(iv), including all subsections hereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Class Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities), in each case other than Excluded Stock (as defined in Section 8(e)), for a consideration per share less than the applicable Class Preferred Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a "Dilutive Issuance"), the Class Preferred Conversion Price for such Class Preferred Stock in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying such Class Preferred Conversion Price by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (y) the number of shares of Common Stock that the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance would purchase at such Class Preferred Conversion Price; and (B) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (y) the number of such shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section 7(e)(iv), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such Dilutive Issuance (other than any additional shares of Common Stock issuable with respect to shares of Class Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of
                                        7
shares of Common Stock or convertible securities, solely as a result of either
(x) the Dilutive Issuance or (y) the adjustment of the respective Class Preferred Conversion Prices (or other conversion ratios) resulting from the Dilutive Issuance) shall be deemed to be outstanding immediately prior to such Dilutive Issuance.

For the purposes of any adjustment of the Class Preferred Conversion Price pursuant to this Section 7(e)(iv), the following provisions shall be applicable:

                      (A) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in paragraph (B) of this Section 7(e)(iv), less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (B) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

                      (C) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                (1) the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs (A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                (2) the aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (in each case, determined in the manner provided in paragraphs (A) and (B) above);

                                (3) if there is any decrease in the conversion
or exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Class Preferred Conversion Price shall be automatically lowered to reflect such change; and

                                (4) on the expiration of any right or option
referred to in subsection C(I) or C(III) above, or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section C(II) above, the Class Preferred Conversion Price then in effect shall thereupon be readjusted to the Class Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

                      (v) The Class Preferred Conversion Price for the Class A Preferred Stock shall not be increased by reason of the Corporation's issuance of any shares of Common Stock or of any securities of the type described in
Section 7(e)(iv) for a consideration per share greater than the Class Preferred Conversion Price for the Class A Preferred Stock, but less than the Class Preferred Conversion Price for the Class B Preferred Stock.

                      (vi) All calculations under this paragraph (e) shall be made to the nearest one tenth (1/10) of a share.

                      (vii) For the purpose of any computation pursuant to
Section 7(d) hereof, the Current Market Price at any date of one share of Common Stock shall be deemed to be the daily closing price on the day before the day in question. The closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange (including for such purpose, the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market) on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sales price, or if such price is not reported, the average of the last reported bid and asked prices, as reported by NASDAQ on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); provided. however that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vi) are available for the period required hereunder, then the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation.

                      (viii) In any case in which the provisions of this Section 7(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Class Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(d); provided, however that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment, provided further that if such event does not occur, the adjustment required by such event will be revoked, effective as of such record date, and will have no effect.

                      (f) Whenever the Class Preferred Stock Conversion Price shall be adjusted as provided in Section 7(e), the Corporation shall forthwith file, at the office of the transfer agent for the Class Preferred Stock or at such other place as may be designated by the Corporation, a statement, approved by its Board of Directors, showing in detail the facts requiring such adjustment and the Class Preferred Stock Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of shares of Class Preferred Stock at his address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(g).

                      (g) In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section 7(e), the Corporation shall give notice to each holder of shares of Class Preferred Stock, in the manner set forth in Section 7(f), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Class Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Class Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                      (h) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Class Preferred Stock; provided. however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class Preferred Stock in respect of which such shares are being issued.

                      (i) The Corporation shall reserve, and at all times from and after the applicable Inception Date keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Class Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Class Preferred Stock.

                      (j) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

                   8. Definitions.
                      -----------

                      (a) The term "Event of Conversion" shall mean the consummation of a public offering of any shares of Common Stock of the Corporation pursuant to the Securities Act of 1933, as amended, in which the gross proceeds (before deducting underwriting commissions and expenses of the offering) resulting from such offering equal or exceed $15 million and the per share price equals or exceeds the applicable Original Issuance Price.

                      (b) The term "Original Issuance Date" shall mean the date of original issuance of each share of Class Preferred Stock.

                      (c) The term "Original Issuance Price" shall mean (i) in the case of each share of Class A Preferred Stock, the per share price at which such share was obtained through the conversion of all or any portion of the unpaid principal amount of the NEPA Convertible Note or the Hwang Convertible Note, as applicable, and (ii) in the case of each share of Class B Preferred Stock, the per share price at which such share was obtained through the conversion of all or any portion of the unpaid principal amount of the AMP Convertible Note.

                      (d) The term "Inception Date" shall mean August 30,1989 for the Class A Preferred Stock, and February 21, 1997 for the Class B Preferred Stock.

                      (e) The term "Excluded Stock" shall mean: (i) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock; (ii) Common Stock issued upon conversion of Class A Preferred Stock, Class B Preferred Stock or upon exercise of the warrants issued to NEPA Venture Fund, L.P. ("NEPA") to purchase up to 135,710 shares of Common Stock (as adjusted from time to time) on August 30, 1994; (iii) Class A Preferred Stock issued upon conversion of either or both of the NEPA Convertible Note and the Hwang Convertible Note; (iv) Class B Preferred Stock issued upon conversion of the AMP Convertible Note; (v) options and shares of Common Stock issued to employees, directors, and/or consultants of the Corporation pursuant to stock option or stock purchase plans established and approved by the Corporation's Board of Directors for the general benefit of persons constituting employees, directors or consultants of the Corporation.

                      (f) The term "Permitted Distributions" shall mean, as applicable, (i) dividends or distributions made to provide the holders of shares of Common Stock with sufficient funds to pay any actual or estimated federal, state or local income taxes on any of the Corporation's income allocated to such holders at the prevailing highest tax rates for any of such holders for combined federal, state and local income tax purposes, and (ii) dividends or distributions made to holders of shares of Common Stock of an amount representing the Corporation's previously taxed but undistributed earnings through the date on which the Corporation terminates its status under Subchapter S of the Internal Revenue Code of 1986, as amended, and closes its books for federal income tax purposes.

                      (g) "Event of Sale" shall mean the consummation of any (i) merger or consolidation of the Corporation into or with another Person, or the merger or consolidation of any Person into or with the Corporation (in which consolidation or merger, the Corporation's shareholders receive distributions of cash or securities as a result of such merger or consolidation in complete exchange tor their shares of the Corporation's capital stock) or (ii) sale of all or substantially all of the Corporation's assets (in which sale of assets, the Corporation's shareholders receive a distribution of the Corporation's legally available assets), in either case, in which the holders of the Class B Preferred Stock would receive (assuming for these purposes the conversion of such shares of Class B Preferred Stock into, and the conversion or exchange of any other of the Corporation's securities then directly or indirectly convertible into or exercisable for, shares of Common Stock) cash or securities or both having an aggregate Common Stock per share value (as determined in good faith by the Corporation's board of directors) of less than the Minimum Per Share Distribution unless, in either case, upon the consummation of such merger, consolidation or sale of assets, the holders of the Corporation's voting securities immediately prior to such transaction continue to own, directly or indirectly, not less than a majority of the voting power of the Person surviving such transaction.

                      (h) "Minimum Per Share Distribution" shall mean (i) in the case of an Event of Sale on or prior to the first anniversary of the Inception Date for the Class B Preferred Stock, an amount per share equal to the sum of
(x) the Class Preferred Conversion Price for the Class B Preferred Stock plus
(y) an amount equal to ten percent (10%) of such Class Preferred Conversion Price, and (ii) in the case of an Event of Sale at any time after the first anniversary of the Inception Date for the Class B Preferred Stock, an amount per share equal to the sum of (x) the Class Preferred Conversion Price for the Class B Preferred Stock plus (y) ten percent (10%) per annum thereon computed from the Inception Date for the Class B Preferred Stock to the date of an Event of Sale on the basis of a 360-day year of twelve 30-day months.

                      (i) "Person" shall mean an individual, a corporation, an association, a joint stock company, a business trust, a partnership, a trust, an unincorporated organization or other similar organization and a government or any department, agency or political subdivision thereof.

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

                      (j) "AMP Convertible Note" shall mean that certain Convertible $2,000,000 Subordinated Note executed by the Corporation in favor of AMP Incorporated, a Pennsylvania corporation, dated February 21, 1997, as amended, supplemented or extended from time to time.

                      (k) "NEPA Convertible Note" shall mean that certain Convertible $81,820 Subordinated Note executed by the Corporation in favor of NEPA dated August 30, 1989, as amended, supplemented or extended from time to time.

                      (l) "Hwang Convertible Note" shall mean that certain Convertible $18,180 Subordinated Note executed by the Corporation in favor of James M. Hwang dated August 30, 1989, as amended, supplemented or extended from time to time.






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